Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Security Federal Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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June 17, 2005

Dear Fellow Shareholder:

        It is with great pleasure that I invite you to attend the Company's Annual Meeting of Shareholders, to be held on July 21, 2005 at the City of Aiken Municipal Conference Center, 215 The Alley, Aiken, South Carolina at 2:00 p.m., Eastern time. This meeting will include management's report to you on the Company's financial and operating performance during the fiscal year ended March 31, 2005, as well as an update on the progress we've made in achieving our longer term corporate goals.

        A critical aspect of the annual meeting is the shareholder vote on corporate business items. I urge you to exercise your voting rights as a shareholder and participate. All the materials you need to vote via the mail are enclosed in this package. Please look them over carefully. Then MARK, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions.

        Your Board of Directors and management are committed to the continued success of the Company and to the enhancement of your investment. As your Chairman, I want to express my appreciation for your confidence and support.

                                                                                                    Sincerely,

                                                                           /s/T. Clifton Weeks

                                                                                                    T. Clifton Weeks
                                                                           Chairman

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SECURITY FEDERAL CORPORATION
1705 Whiskey Road South
Aiken, South Carolina 29803
(803) 641-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on July 21, 2005

        Notice is hereby given that the Annual Meeting of Shareholders ("Meeting") of Security Federal Corporation ("Company") will be held at the City of Aiken Municipal Conference Center, 215 The Alley, Aiken, South Carolina, on July 21, 2005, at 2:00 p.m., Eastern time. A Proxy Card and a Proxy Statement for the Meeting are enclosed.

        The Meeting is for the purpose of considering and acting upon:

                            1.     The election of four directors of the Company; and

                            2.     Such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

                    NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

            Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Shareholders of record as of the close of business on June 13, 2005 are the shareholders entitled to receive notice of and to vote at the Meeting, and any adjournments or postponements thereof.

            A complete list of shareholders entitled to vote at the Meeting is available for examination by any shareholder, for any purpose germane to the Meeting, between 9:00 a.m. and 5:00 p.m., Eastern time, Monday through Friday, at the main office of the Company located at 1705 Whiskey Road South, Aiken, South Carolina, from the date of this proxy statement through the Meeting.

            You are requested to fill in and sign the enclosed form of Proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend the Meeting and vote in person.

                                                                                               BY ORDER OF THE BOARD OF DIRECTORS

                                                                        /s/Robert E. Johnson

                                                                                                Robert E. Johnson
                                                                        Secretary

Aiken, South Carolina
June 17, 2005

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

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PROXY STATEMENT

SECURITY FEDERAL CORPORATION
1705 Whiskey Road South
Aiken, South Carolina 29803
(803) 641-3000

ANNUAL MEETING OF SHAREHOLDERS
 July 21, 2005

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Security Federal Corporation ("Company"), to be used at the Annual Meeting of Shareholders of the Company ("Meeting"), which will be held at the City of Aiken Municipal Conference Center, 215 The Alley, Aiken, South Carolina, on July 21, 2005, at 2:00 p.m., Eastern time, and all adjournments or postponements of the Meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about June 17, 2005. Certain of the information provided herein relates to Security Federal Bank ("Bank"), a wholly owned subsidiary and the predecessor of the Company.

VOTING AND PROXY PROCEDURE

        Shareholders Entitled to Vote. Shareholders of record as of the close of business on June 13, 2005 ("Record Date") will be entitled to one vote for each share of common stock of the Company ("Common Stock") then held. As of the close of business on the Record Date, there were 2,535,026 shares of Common Stock issued and outstanding.

        If you are a beneficial owner of Common Stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Common Stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

        Quorum Requirement. A majority of the shares of Common Stock, present in person or represented by proxy and entitled to vote, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote for purposes of the existence of a quorum.

        Voting. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Shareholders are not entitled to cumulate their votes in the election of directors. Votes that are withheld and broker non-votes will have no effect on the election of directors.

        Proxies; Proxy Revocation Procedures. All shares of Common Stock represented at the Meeting by properly executed and dated proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed and dated proxies will be voted FOR the election of the director nominees named in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

        If your Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instruction via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

        A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing

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a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Robert E. Johnson, Secretary, Security Federal Corporation, 1705 Whiskey Road South, Aiken, South Carolina 29803.

        Participants in the Security Federal Corporation ESOP. If a shareholder is a participant in the Security Federal Corporation Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares of Common Stock in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Persons and groups who beneficially own in excess of 5% of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based upon such reports, the following table sets forth, as of the close of business on the Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who owned more than 5% of the outstanding shares of Common Stock as of the close of business on the Record Date.

        The table also sets forth, as of the close of business on the Record Date, information as to the shares of Common Stock beneficially owned by (a) each director, (b) each executive officer of the Company named in the Summary Compensation Table found below ("named executive officer"), and (c) all executive officers and directors of the Company as a group.

Beneficial Owner	Shares Beneficially Owned (1)(2)	Percent of Class

Beneficial Owners of More Than 5%

T. Clifton Weeks (3)	302,430	11.93%
P.O. Box 941
Aiken, SC 29802

Mr. and Mrs. Robert E. Scott, Sr. (4)	216,066	8.52
4 Inverness West
Aiken, SC 29803

Thomas W. Weeks (5)	197,316	7.78
P.O. Box 365
Barnwell, SC 29812

Timothy W. Simmons** (6)	169,462	6.68
P.O. Box 277
Aiken, SC 29802

(table continued on following page)

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Beneficial Owner	Shares Beneficially Owned (1)(2)	Percent of Class

Directors

Gasper L. Toole, III (7)	100,600	3.97%
Thomas L. Moore (8)	6,684	*
Harry O. Weeks, Jr. (9)	76,148	3.00
Robert E. Alexander (10)	4,600	*
William Clyburn (11)	3,114	*

Named Executive Officers**

J. Chris Verenes (12)	5,445	*
Roy G. Lindburg (13)	43,249	1.71
Frank M. Thomas (14)	641	*
Marian A. Shapiro (15)	14	*

All directors and executive officers
as a group (11 persons)	712,787	28.10
________
*	Less than one percent of shares outstanding.
**	Mr. Simmons is also a named executive officer of the Company.
(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock over which he or she has voting or investment power and of which he or she has the right to acquire beneficial ownership within 60 days of the Record Date. Includes shares held directly, as well as indirectly by spouses, minor children and corporations owned by such individuals, shares held in retirement accounts of such individuals' family members over which shares the respective individuals may be deemed to have sole voting or investment power.
(2)	The amounts shown include the following amounts of Common Stock which the indicated individuals have the right to acquire within 60 days on the Record Date through the exercise of stock options granted pursuant to the Company's 1999 Stock Option Plan or 2002 Stock Option Plan: Mr. Simmons, 600 shares; Mr. Moore, 600 shares; Mr. Harry O. Weeks, Jr., 600 shares; Mr. Alexander, 600 shares; Mr. Clyburn, 600 shares; Mr. Lindburg, 2,746 shares; and Mr. Thomas, 1,200.
(3)	T. Clifton Weeks, the Chairman of the Board of the Company and Director of the Bank, is the father-in-law of Timothy W. Simmons. Includes 295,878 held indirectly through a partnership.
(4)	Mr. and Mrs. Scott have shared voting and dispositive power with respect to the shares held jointly.
(5)	Thomas W. Weeks is the brother of Harry O. Weeks, Jr., a Director of the Company. Includes 45,600 shares held by his wife.
(6)	Includes 68,646 shares held by his wife and 12,310 shares allocated to Mr. Simmons's account under the Company's ESOP. In addition to serving as a Director, Mr. Simmons is the President and Chief Executive Officer of the Company, and Chairman of the Board and Chief Executive Officer of the Bank.
(7)	Includes 25,600 shares held by his wife.
(8)	Includes 2,280 shares held by his wife.
(9)	Includes 3,540 shares held by his wife and 4,200 shares held in trust for his daughter, Allison Weeks.
(10)	Includes 3,000 shares held by his son.
(11)	Includes 2,064 shares held jointly with his wife.
(12)	Includes 300 shares held jointly with his wife and 20 shares allocated to Mr. Verenes account under the Company's ESOP. In addition to serving as a Director of the Company, Mr. Verenes is also President and a Director of the Bank.
(13)	Includes 802 shares allocated to Mr. Lindburg's account under the Company's ESOP. In addition to serving as a Director of the Company, Mr. Lindburg is also Treasurer and Chief Financial Officer of the Company and the Bank.
(14)	Includes 641 shares allocated to Mr. Thomas's account under the Company's ESOP.
(15)	Includes 14 shares allocated to Ms. Shapiro's account under the Company's ESOP.

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PROPOSAL 1 - ELECTION OF DIRECTORS

        The Company's Board of Directors consists of nine directors. Each member of the Company's Board of Directors is also a member of the Board of Directors of the Bank. Approximately one-third of the directors are elected annually. Three directors will be elected at the Meeting to serve for a three-year period, and one for a one-year period, or until their respective successors have been elected and qualified. The nominees for election this year are Harry O. Weeks, Jr., Robert E. Alexander, William Clyburn and Roy G. Lindburg, each of whom is a current member of the Board of Directors of the Company and of the Bank. On December 16, 2004, the Board of Directors voted to increase the size of the Board from eight to nine members, and appointed Mr. Lindburg to fill the vacancy effective January 1, 2005.

        The following table sets forth information as of the close of business on the Record Date regarding each director nominee and each director whose term of office will continue after the Meeting. The Board of Directors intends to vote the proxies solicited on its behalf (other than proxies in which the vote is withheld as to one or more nominees) for the four candidates nominated by the Board of Directors and standing for election at the Meeting. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

        The Board of Directors recommends a vote "FOR" the election of Messrs. Weeks, Alexander, Clyburn and Lindburg.

		Positions Held in the Company and the Bank	Director Since (1)	Term to Expire
Name	Age

NOMINEES

Harry O. Weeks, Jr.	65	Director of the Company and the Bank	1978	2008 (2)

Robert E. Alexander	65	Director of the Company and the Bank	1988	2008 (2)

William Clyburn	64	Director of the Company and the Bank	1993	2008 (2)

Roy G. Lindburg	44	Treasurer, Chief Financial Officer and Director of the Company and the Bank	2005	2006 (2)

CONTINUING DIRECTORS

Timothy W. Simmons	59	President, Chief Executive Officer and Director of the Company, and Chairman of the Board and Chief Executive Officer of the Bank	1983	2006

T. Clifton Weeks	78	Chairman of the Board of the Company and Director of the Bank	1958	2006

Gasper L. Toole, III	79	Director and Vice President of the Company and the Bank	1958	2007

(table continued on following page)

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Name	Age	Positions Held in the Company and the Bank	Director Since (1)	Term to Expire

CONTINUING DIRECTORS (continued)

Thomas L. Moore	55	Director of the Company and the Bank	1990	2007

J. Chris Verenes	49	President of the Bank and Director of the Company and the Bank	2002	2007
________
(1)	Includes service on the Board of Directors of the Bank.
(2)	Assuming re-election at the Meeting.

        The principal occupation of each of the directors during the last five years is as follows:

        Harry O. Weeks, Jr. is an Insurance Broker and Business Development Officer with Hutson-Etherredge Companies, a position he has held since May 1995. Prior to that, Mr. Weeks was President and Chief Executive Officer of Lyon, Croft, Weeks & Hunter Insurance Agency from May 1965 to May 1995.

        Robert E. Alexander is the Chancellor Emeritus of the University of South Carolina - Aiken. He served as Chancellor from 1983 to June 2000. He continues to assist the University in special development activities through teaching undergraduate seminars. Dr. Alexander is Chair of the Board of Governors of Aiken Regional Medical Centers, a wholly-owned subsidiary of Universal Health Services. He serves as Vice Chair of the Board of Directors of ACTS (Area Churches Together Serving), an interdenominational organization that provides emergency and long-term assistance to people in distress. He serves as Treasurer and member of the Board of Managers of the Bishop Gravatt Episcopal Retreat Center. Other board of director memberships include The Lambda Chi Alpha National Fraternity, Indianapolis, Indiana. In addition, Dr. Alexander regularly serves as a consultant for architectural firms on a national and a regional basis in the fields of higher education and health care facilities.

        William Clyburn is retired. Prior to his retirement in March 2005, he was employed as an Advisor for Community Alliances with Westinghouse Savannah River Company, a United States Department of Energy contractor located in Aiken, South Carolina, since September 1994. He previously served as an Administrative Law Judge with the South Carolina Workers Compensation Commission from July 1986 to June 1994. Mr. Clyburn serves in the South Carolina House of Representatives.

        Roy G. Lindburg has been Treasurer and Chief Financial Officer of the Company and the Bank since January 1995.

        Timothy W. Simmons has been President of the Company since 1987 and Chief Executive Officer since June 1994. Mr. Simmons was elected President and Chief Operating Officer of the Bank in January 1987 and served in these capacities from March 1987 to December 2001. In May 1988, Mr. Simmons became Chief Executive Officer of the Bank and in January 2002, he was elected Chairman of the Bank's Board of Directors.

        T. Clifton Weeks has been Chairman of the Board of the Company since July 1987 and was Chief Executive Officer of the Company from July 1987 until June 1994. Mr. Weeks served as Chairman of the Board of the Bank from January 1987 until January 2002 and was Chief Executive Officer of the Bank from 1987 until May 1988. Prior thereto, he served as President and Managing Officer of the Bank beginning in 1958.

        Gasper L. Toole, III is of counsel to the law firm of Toole & Toole, a position he has held since March 1991. Prior to that time, he was a partner in the firm. He has also served as Vice President of the Company since July 1987 and of the Bank since August 1958.

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        Thomas L. Moore is a member of the South Carolina Senate, a position he has held since 1981. He is also President of Boiler Efficiency, Inc., a mechanical contracting company located in Clearwater, South Carolina, a position he has held since 1978.

        J. Chris Verenes was elected President of the Bank effective January 26, 2004. Prior to that, he held a variety of management positions with Washington Group International, an engineering and construction company that manages and operates major government sites throughout the United States for the Department of Energy. He was Director of Planning and Administration from 2001 to January 2004, Chief of Staff during 2001, Director of Strategic Programs for the business unit from 2000 to 2001 and Deputy Manager of Business from 1996 to 2000. Prior to his employment by Washington Group International, Mr. Verenes served as Controller for Riegel Textile Corporation, as Director of Control Data and Business and Technology Center, and as Executive Director of the South Carolina Democratic Party.

Executive Officers Who Are Not Directors of the Company or the Bank

        The following information as to the principal occupations during the past five years is supplied with respect to the Company's executive officers who do not serve on the Company's or the Bank's Board of Directors. There are no arrangements or undertakings between the persons named and any other person pursuant to which such officers were selected.

        Frank M. Thomas, age 58, was named Senior Vice President - Aiken Area Executive in April 2004. He previously served as Senior Vice President - Commercial Loans and Business Development from January 2002 to April 2004. He served as Senior Vice President - Mortgage Lending from March 1999 to January 2002, Vice President - Commercial Loans and Business Development from September 1994 to March 1999, and Banking Center Coordinator from January 1996 to April 1998.

        Marian A. Shapiro, age 55, was hired as Senior Vice President - Midlands Area Executive in March 2004. Prior to that, she was a Senior Vice President, serving as the senior commercial lender, for BB&T from March 2000 until March 2004.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        Meetings and Committees of the Company. During the fiscal year ended March 31, 2005, the Board of Directors of the Company held 12 meetings. No director attended fewer than 75% of the meetings held by the Board of Directors and all committees on which he served. The Company's Board of Directors has standing Executive, Audit, Compensation, Proxy and Nominating Committees.

        The Executive Committee, comprised of Director T. Clifton Weeks as Chairman and Directors Toole, Alexander, Simmons, Verenes and Lindburg meets on an as needed basis to handle matters arising between Board meetings. This Committee met four times during fiscal 2005.

        The Audit Committee, comprised of Director Moore as Chairman and Directors Harry O. Weeks, Jr. and Clyburn, assists the Board in fulfilling its oversight responsibilities. The Committee is responsible for reviewing the Company's annual audited financial statements and any financial statements submitted to the public, appointment of the independent auditors and monitoring the independence and performance of the Company's independent auditors and internal auditing department. The Board of Directors has determined that there is no "audit committee financial expert," as defined by the SEC. The Board believes that the current members of the Audit Committee are qualified to serve based on their collective experience and background. Each member of the Audit Committee is "independent," as defined, in the case of the Company, under The Nasdaq Stock Market Rules. This Committee met six times during fiscal 2005.

         The Compensation Committee, which also serves as the Stock Option Committee, is comprised of Director T. Clifton Weeks as Chairman and Directors Toole and Alexander. This Committee meets on an as needed basis and makes recommendations to the Board regarding annual contributions to certain benefit plans and salaries for officers and

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employees. This Committee also determines certain minor administrative matters related to certain employee plans. This Committee met twice during fiscal 2005.

        The Proxy Committee, which is composed of the entire Board of Directors, is responsible for voting the proxies of the Company's shareholders. The Committee met once during fiscal 2005.

        The Nominating Committee, consisting of Director T. Clifton Weeks as Chairman and Directors Toole and Alexander, was formed to assure that the Company maintains the highest standards and best practices in all critical areas relating to the management of the business of the Company. The Committee also selects nominees for the election of directors and develops a list of nominees for board vacancies. The Nominating Committee has a charter which specifies its obligations. Although the Charter is not available on the Company's website, a copy of the Charter was attached to last year's proxy statement as Appendix A. Each member of the Committee is "independent," in accordance with the requirements for companies quoted on The Nasdaq Stock Market, with the exception of Mr. Weeks. The Committee met twice during fiscal 2005.

        The Nominating Committee met on April 21, 2005 to nominate directors for election at the Meeting. Only those nominations made by the Committee or properly presented by shareholders will be voted upon at the Meeting. In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank's market area. Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes. In searching for qualified director candidates to fill vacancies in the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. The Committee will consider director candidates recommended by the Company's shareholders. If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Company's Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for shareholder nominations, see "Shareholder Proposals and Nominations" in this proxy statement.

        Meetings and Committees of the Bank. The Bank, as principal subsidiary of the Company, has certain standing committees of its Board of Directors. Meetings of the Bank's Board of Directors are generally held on a monthly basis. The Board of Directors held a total of 14 meetings during the fiscal year ended March 31, 2005. During fiscal 2005, no director attended fewer than 75% of the total number of meetings held by the Board of Directors and all committees of the Board of Directors on which he served. The Bank's Board of Directors has standing Executive, Audit, Compensation, Loan and Review Committees.

        The Executive Committee of the Board of Directors of the Bank is composed of Director Simmons as Chairman and Directors T. Clifton Weeks, Toole, Alexander and Verenes. To the extent authorized by the Board of Directors and by the Bank's Bylaws, this Committee exercises all of the authority of the Board of Directors between Board meetings and formulates recommendations for presentation to the full Board. All actions of this Committee are reviewed and ratified by the entire Board. The Executive Committee met 29 times during fiscal 2005.

        The Loan Committee of the Board of Directors of the Bank is composed of T. Clifton Weeks as Chairman and Directors Toole, Alexander, Simmons and Verenes. The Loan Committee is responsible for and oversees the Bank's loan activities. All actions of this Committee are reviewed and ratified by the entire Board. This Committee met 38 times during fiscal 2005.

        The Review Committee, comprised of Director Harry O. Weeks, Jr. as Chairman and Directors T. Clifton Weeks and Toole, was formed August 24, 2004. This Committee meets quarterly to review trust accounts originated


by the Bank's trust subsidiary for compliance with applicable law, regulations and the governing instruments for such trust accounts. The Committee met four times during fiscal 2005.

        The Audit Committee of the Bank reviews audit reports, reevaluates audit performance and handles relations with the Bank's independent auditors to ensure effective compliance with regulatory and internal policies and procedures. This Committee is comprised of Director Moore as Chairman and Directors Harry O. Weeks, Jr. and Clyburn. The Audit Committee met 11 times during fiscal 2005.

        The Compensation Committee of the Bank makes recommendations to the Board regarding the amount of the Bank's annual contribution to certain benefit plans and salaries for the Bank's officers and employees. This Committee also determines certain minor administrative matters related to certain employee plans. This Committee is comprised of Director T. Clifton Weeks as Chairman and Directors Toole and Alexander. This Committee met twice during fiscal 2005.

Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings

        The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Security Federal Corporation, P.O. Box 810, Aiken, South Carolina 29802. Any communication must state the number of shares beneficially owned by the shareholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action. The Company does not have a policy regarding Board member attendance at annual meetings of shareholders. All members of the Board of Directors attended the 2004 Annual Meeting of Shareholders.

Corporate Governance

        The Company and the Bank are committed to establishing and maintaining high standards of corporate governance. The Board of Directors is cognizant of its responsibility to comply with the provisions contained in the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. The Board and its committees will continue to evaluate and improve the Company's and the Bank's corporate governance principles and policies as necessary and as required.

        Code of Ethics. On August 21, 2003, the Board of Directors adopted the Code of Ethics for Principal Executive Officer and Senior Financial Officers. The Code is applicable to the Company's principal executive officer and senior financial officers, and requires individuals to maintain the highest standards of professional conduct. A copy of the Code of Ethics is available upon request from the Company. Requests should be made to: Secretary, Security Federal Corporation, P.O. Box 810, Aiken, South Carolina 29802.

DIRECTORS' COMPENSATION

        The Company does not compensate the members of its Board of Directors for service on the Board or committees. The directors of the Bank receive fees of $1,333 per month. Members of the Executive Committee receive $1,300 per month for membership on this Committee, with the exception of Messrs. Simmons, Verenes and Lindburg, who do not receive a fee for service on this Committee. Members of the Audit Committee receive $650 per meeting attended. No fee is paid for service on the Bank's Compensation, Loan or Review Committees.

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EXECUTIVE COMPENSATION

        Summary Compensation Table. The Company has not paid any compensation to its executive officers since its formation. The following table sets forth for the last three fiscal years the compensation paid by the Bank to, or accrued for the benefit of, the Chief Executive Officer of the Company and the Bank, and each of the other executive officers of the Company or the Bank who received salary and bonus in excess of $100,000 during the year ended March 31, 2005.

					Long-Term Compen- sation Awards

		Annual Compensation
				Other Annual Compen- sation (1)	Securities Underlying Options (2)	All Other Compen- sation (3)
Name and Position	Year	Salary	Bonus

Timothy W. Simmons	2005	$178,746	$ --	$15,250	2,000	$38,000
President, Chief Executive Officer and Director	2004	156,250	--	12,750	--	34,381
of the Company, and Chairman of the Board and	2003	134,100	--	10,740	--	29,498
Chief Executive Officer of the Bank

J. Chris Verenes (4)	2005	153,750	--	15,250	2,000	19,683
President of the Bank and Director of the	2004	28,125	--	16,950	--	4,004
Company and the Bank

Roy G. Lindburg	2005	108,747	--	3,999	2,000	23,212
Treasurer, Chief Financial Officer and	2004	94,750	--	--	--	21,275
Director of the Company and the Bank	2003	89,250	--	--	--	21,872

Frank M. Thomas	2005	107,496	5,000	--	2,000	26,908
Senior Vice President - Aiken Area Executive	2004	76,875	--	--	--	16,739
	2003	71,250	--	--	--	15,080

Marian A. Shapiro (5)	2005	121,248	5,000	--	--	8,163
Senior Vice President - Midlands Area Executive	2004	9,231	--	--	6,000	640
________
(1)	For fiscal 2005, consists of directors' fees.
(2)	Pursuant to the 1999 and 2002 Stock Option Plans, options were granted on January 1, 2005 to each of Messrs. Simmons, Verenes, Lindburg and Thomas, and on March 8, 2004 to Ms. Shapiro. The options vest at a rate of 20% per year after a five year period.
(3)	For fiscal year 2005, represents: deferred compensation pursuant to the Company's 401(k) Plan of $17,277, $12,283, $7,239 and $6,213 for Messrs. Simmons, Verenes, Lindburg and Thomas, respectively; employer contributions to the 401(k) Plan of $11,428, $3,395, $7,094 and $6,380 for Messrs. Simmons, Verenes, Lindburg and Thomas, respectively; employer contributions to the ESOP of $2,948, $1,792 and $1,547 for Messrs. Simmons, Lindburg and Thomas, respectively; employer payment of insurance premiums (including health and dental, disability and term life) totaling $6,347, $4,005, $7,088, $6,121 and $6,211 for Messrs. Simmons, Verenes, Lindburg, Thomas and Ms. Shapiro, respectively; and commissions from mortgage loan originations of $6,647 and $1,952 for Mr. Thomas and Ms. Shapiro, respectively.
(4)	Mr. Verenes was elected President of the Bank effective January 26, 2004.
(5)	Ms. Shapiro was hired effective as of March 8, 2004.

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        Option Grant Table. The following table sets forth information concerning the grant of stock options to the Chief Executive Officer and the named executive officers during the fiscal year ended March 31, 2005.

Individual Grants
	Number of Securities Underlying Options Granted (1)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)

		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price (per share)
						Expiration Date
Name				5%	10%

Timothy W. Simmons	2,000	12.5%	$22.61	12/31/14	$21,720	$61,380
J. Chris Verenes	2,000	12.5	20.55	12/31/14	25,848	65,503
Roy G. Lindburg	2,000	12.5	20.55	12/31/14	25,848	65,503
Frank M. Thomas	2,000	12.5	20.55	12/31/14	25,848	65,503
Marian A. Shapiro	--	--	--	--	--	--
________
(1)	The reported option grants vest at the rate of 20% per annum after five years.
(2)	The dollar gains under these columns result from calculations required by the SEC's rules and are not intended to forecast future price appreciation of the Common Stock. Options have value only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the individuals to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Common Stock would be approximately $33.47 and $53.30, respectively, as of the expiration of the options.

        Option Exercise/Value Table. The following table sets forth information with respect to the number and value of stock options held at March 31, 2005 by the Chief Executive Officer and the other named executive officers.

			Number of Securities Underlying Unexercised Options at Fiscal Year End
					Value of Unexercised In-the-Money Options at Fiscal Year End (1)
	Shares Acquired on Exercise
		Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Timothy W. Simmons	6,000	$19,320	600	4,400	$ 2,802	$11,988
J. Chris Verenes	--	--	--	10,500	--	16,805
Roy G. Lindburg	1,547	24,628	2,746	8,346	34,914	62,602
Frank M. Thomas	--	--	1,200	6,800	7,596	35,284
Marian A. Shapiro	--	--	--	6,000	--	9,420
________
(1)	Represents the difference between the price of the Common Stock at March 31, 2005 and the exercise price of the option. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

        Salary Continuation Agreement. The Company and the Bank have entered into a salary continuation agreement ("Agreement") with Mr. Simmons. The Agreement is for a term of one year. However, upon the expiration of each one-year term, the Agreement may be extended for an additional term upon approval by the Board of Directors following a formal performance evaluation of Mr. Simmons by the disinterested members of the Board of Directors. The Agreement provides for payment of 120% of current compensation in monthly installments until the earlier of: (i) his reaching age 72, or (ii) 36 months after his resignation or termination, where he is terminated or resigns at any time following a "Change in Duties or Salary" in connection with a "Change in Control" of the Company.

        For purposes of the Agreement, the term "Change in Control" means a change in control of the Company where an entity, corporation or group of persons acting in concert (other than the members of the Board of Directors of the Company as of January 1, 1993) acquire a majority of the voting stock of the Company entitling them to elect a majority

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of the Board of Directors of the Company. A "Change in Duties or Salary" shall include any of the following: (a) a change in duties and responsibilities of Mr. Simmons from those in effect at the time of a Change in Control, which change results in the assignment of duties and responsibilities inferior to those duties and responsibilities of Mr. Simmons at the time the Change in Control occurs; (b) a reduction in rate of annual salary from such rate in effect at the time of a Change in Control; or (c) a change in the place of assignment of employee from Aiken, South Carolina, to any location that is located further than 25 miles from Aiken, South Carolina. Assuming a Change of Control occurred on March 31, 2005, the aggregate amount due and payable to Mr. Simmons would have been approximately $684,000.

        Executive Salary Continuation Agreements. The Company and the Bank have entered into Executive Salary Continuation Agreements with Messrs. Verenes, Lindburg and Thomas and Ms. Shapiro. The agreements are each for a term of one year. However, upon the expiration of each one-year term, the agreements may be extended for an additional term upon approval by the Board of Directors following a formal performance evaluation of the executive officer by the disinterested members of the Board of Directors. The agreements provide for payment of 120% of current compensation in monthly installments until the earlier of: (i) the executive officer reaching age 65, or (ii) 12 months after the executive officer's resignation or termination, where he or she is terminated or resigns at any time following a "Change in Duties or Salary" in connection with a "Change in Control" of the Company.

        For purposes of the Agreement, the term "Change in Control" means a change in control of the Company where an entity, corporation or group of persons acting in concert (other than the members of the Board of Directors of the Company as of the date of each agreement) acquire a majority of the voting stock of the Company entitling them to elect a majority of the Board of Directors of the Company. A "Change in Duties or Salary" shall include any of the following: (a) a change in duties and responsibilities of the executive officer from those in effect at the time of a Change in Control, which change results in the assignment of duties and responsibilities inferior to those duties and responsibilities of the executive officer at the time the Change in Control occurs; (b) a reduction in rate of annual salary from such rate in effect at the time of a Change in Control; or (c) a change in the place of assignment of employee from Aiken, South Carolina, to any location that is located further than 25 miles from Aiken, South Carolina. Assuming a Change of Control occurred on March 31, 2005, the aggregate amounts due and payable to Messrs. Verenes, Lindburg and Thomas and Ms. Shapiro would have been approximately $198,000, $162,000 and $156,000 and $150,000, respectively.

AUDIT COMMITTEE MATTERS

        Audit Committee Charter. The Audit Committee operates pursuant to a written charter approved by the Company's Board of Directors. The Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent auditors, the internal audit department and management of the Company. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company.

        Report of the Audit Committee. The Audit Committee reports as follows with respect to the Company's audited financial statements for the year ended March 31, 2005:

        *    The Audit Committee has completed its review and discussion of the Company's 2005 audited financial statements with management;

        *    The Audit Committee has discussed with the independent auditors, Elliott Davis, LLC, the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of the
               Company's financial statements;

        *   The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1,
             Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities

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             which, in the auditors' professional judgment, reasonably may be thought to bear on the auditors' independence, and the letter from the independent auditors confirming that, in its professional judgment, it is independent from the
             Company and its related entities, and has discussed with the auditors the auditors' independence from the Company;
             and

        *  The Audit Committee has, based on its review and discussions with management of the Company's 2005 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the
             Company's audited financial statements for the year ended March 31, 2005 be included in the Company's Annual
             Report  on Form 10-K.

            Audit Committee:         Thomas L. Moore, Chairman
                                                    Harry O. Weeks, Jr.
                                                    William Clyburn

COMPENSATION COMMITTEE MATTERS

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

        Report of the Compensation Committee. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. The Compensation Committee of the Board of Directors of the Company is responsible for establishing and monitoring compensation policies of the Company and for reviewing and ratifying the actions of the Compensation Committee of the Board of Directors of the Bank. Performance is evaluated and salaries are set by the Compensation Committee of the Bank.

        General. The Bank's Compensation Committee's duties are to recommend and administer policies that govern executive compensation. The Committee evaluates individual executive performance, compensation policies and salaries. The Committee is responsible for evaluating the performance of the Chief Executive Officer of the Bank while the Chief Executive Officer of the Bank evaluates the performance of other senior officers of the Bank and makes recommendations to the Committee regarding compensation levels.

        Compensation Policies. The executive compensation policies of the Bank are designed to establish an appropriate relationship between executive pay and the Company's and Bank's annual performance, to reflect the attainment of short- and long-term financial performance goals and to enhance the ability of the Company and the Bank to attract and retain qualified executive officers. The principles underlying the executive compensation policies include the following:

        *    To attract and retain key executives who are vital to the long-term success of the Company and the Bank and are of  the highest caliber;

        *    To provide levels of compensation competitive with those offered throughout the financial industry and consistent with the Company's and the Bank's level of performance;

        *    To motivate executives to enhance long-term shareholder value by building their equity interest in the Company; and

        *   To integrate the compensation program with the Company's and the Bank's annual and long-term strategic planning and performance measurement processes.


        The Committee considers a variety of subjective and objective factors in determining the compensation package for individual executives, including: (1) the performance of the Company and the Bank as a whole with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of the Company and the Bank during the year.

        Base Salary. The Bank's current compensation plan involves a combination of salary, employer contributions to 401(k) and ESOP Plans, and deferred compensation. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. In setting competitive salary levels, the Compensation Committee continually evaluates current salary levels by surveying similar institutions in the Southeast and the United States. The Compensation Committee's peer group analysis focuses on asset size, nature of ownership, type of operation and other common factors. Specifically, the Compensation Committee annually reviews the South Carolina Banker's Association Compensation and Benefits Survey, the Bank Administration Institute Cash Compensation Survey, and the America's Community Banker's Survey of Salaries which covers over 500 financial institutions nationwide.

        Long Term Incentive Compensation. The Company, with shareholder approval, adopted the 1987 Stock Option Plan, the 1999 Stock Option Plan and the 2002 Stock Option Plan. Under the plans, non-employee directors, executive officers and other employees may receive grants and awards. The Company believes that stock ownership by the Company's and the Bank's executives is a significant factor in aligning the interests of the executives with those of shareholders. Stock options and awards under such plans were allocated based upon regulatory practices and policies, and the practices of other publicly traded financial institutions as verified by external surveys and were based upon the executive officers' level of responsibility and contributions to the Company and the Bank.

        Compensation of the Chief Executive Officer. During the fiscal year ended March 31, 2005, Mr. Simmons' salary was $178,746, and he earned director's fees of $15,250. In addition, he was credited with $38,000 in other compensation (comprised of ESOP contribution of $2,948, employer 401(k) contribution of $11,428, deferred compensation pursuant to the Company's 401(k) plan of $17,277 and employer payment of insurance premiums totaling $6,347) as set forth in the preceding Summary Compensation Table. This resulted in total compensation of $231,996, which represents a 14% increase from the previous year. The Committee believes that Mr. Simmons' compensation is appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data, and the superior financial performance of the Company during the fiscal year.

        Compensation Committee of the Board of Directors:     T. Clifton Weeks, Chairman
                                                                                                        Gasper L. Toole, III
                                                                                                        Robert E. Alexander

        Compensation Committee Interlocks and Insider Participation. No members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries during the year ended March 31, 2005 or had any relationships otherwise requiring disclosure. Mr. Weeks served as Chief Executive Officer of the Company from 1987 until 1994. Mr. Simmons is the son-in-law of Mr. Weeks, who serves as the Chairman of the Compensation Committee.

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        Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the NASDAQ Composite Index and a peer group of the SNL All Thrift Index. Total return assumes the reinvestment of all dividends and that the value of Common Stock and each index was $100 on March 31, 2000.

	Period Ending
Index	3/31/00	3/31/01	3/31/02	3/31/03	3/31/04	3/31/05
Security Federal Corporation	$100.00	100.28	108.91	101.82	106.23	116.94
NASDAQ Composite	100.00	40.33	40.57	29.63	44.26	44.62
SNL Thrift Index	100.00	165.98	192.05	214.08	318.00	312.59


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires certain officers of the Company and its directors, and persons who beneficially own more than 10% of any registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the Company. Based solely on a review of the reports and written representations provided to the Company by these persons, the Company believes that all filing requirements applicable to its reporting officers, directors and greater than 10% beneficial owners were properly and timely complied with during the fiscal year ended March 31, 2005, except for the filing of Form 3, Initial Statement of Beneficial Ownership of Securities, by each of Elsie Dicks and Paul Rideout, a Form 4, Statement of Changes of Beneficial Ownership of Securities, on one occasion by each of Rodney Ingle and Timothy W. Simmons, and on one occasion by each of the Company's officers and directors, all of which were subsequently filed.

CERTAIN TRANSACTIONS

        Applicable law and regulations require that all loans or extensions of credit to executive officers and directors must be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank has adopted a policy to this effect. At March 31, 2005, loans to all employees, officers and directors of the Bank totalled $2.8 million, or 8.0% of the Company's total shareholders' equity.

        The wife of Director Simmons is the owner of the Franclif Company, which rents office space to the Bank for its Laurens Street branch. Franclif Company received $41,000 in rent, none of which represents property taxes from the Bank, during fiscal 2005. This lease was made in the ordinary course of business on substantially the same terms as those of comparable transactions prevailing at the time and does not present any unfavorable features.

SHAREHOLDER PROPOSALS AND NOMINATIONS

        In order to be eligible for inclusion in the Company's proxy solicitation materials for the next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office at 1705 Whiskey Road South, Aiken, South Carolina, no later than February 17, 2006. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

        The Company's Articles of Incorporation provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting of shareholders, a shareholder must deliver written notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 90 days prior to the date of the meeting; provided that if less than 45 days' notice of the meeting is given to shareholders, such notice must be delivered not later than the close of the 15th day following the day on which notice of the meeting was mailed to shareholders. As specified in the Articles of Incorporation, the written notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving such notice. The notice with respect to business proposals to be brought before the Meeting must state the shareholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Meeting, the reasons for conducting such business at the Meeting and any interest of the shareholder in the proposal.


AUDITORS

        Elliott Davis, LLC served as the Company's independent auditors for the fiscal year ended March 31, 2005. The Audit Committee of the Board of Directors has appointed Elliott Davis, LLC as independent auditors for the fiscal year ending March 31, 2006.

        The following table sets forth the aggregate fees billed to the Company by Elliott Davis, LLC for professional services rendered for the fiscal years ended March 31, 2005 and 2004.

	Year Ended March 31,
	2005	2004
Audit Fees	$55,941	$41,875
Audit-Related Fees	--	--
Tax Fees	7,690	7,870
All Other Fees	8,413	3,975

        The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditors in connection with its annual review of its Charter. Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditors and whether the service could compromise the independence of the independent auditors.

        Representatives of Elliot Davis, LLC are expected to be present at the Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should they desire to do so.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally or by telephone, without additional compensation.

        The Company's Annual Report to Shareholders, including consolidated financial statements, accompanies this Proxy Statement. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Company. Such Annual Report is not to be treated as part of the proxy solicitation materials, or as having been incorporated herein by reference.


FORM 10-K

        A copy of the Annual Report on Form 10-K as filed with the SEC will be furnished without charge to shareholders as of the close of business on the Record Date upon written request to Robert E. Johnson, Secretary, Security Federal Corporation, P.O. Box 810, Aiken, South Carolina 29802.

                                                                                                    BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                    /s/Robert E. Johnson

                                                                                                    Robert E. Johnson
                                                                                                    Secretary

Aiken, South Carolina
June 17, 2005

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REVOCABLE PROXY
SECURITY FEDERAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
July 21, 2005

        The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Security Federal Corporation ("Company") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting"), to be held at the City of Aiken Municipal Conference Center, 215 The Alley, Aiken, South Carolina, on July 21, 2005, at 2:00 p.m., Eastern time, and at any and all adjournments or postponements thereof, as follows:

VOTE FOR
WITHHELD

1.		The election as directors of the nominees listed
	below (except as marked to the contrary below).	[ ]	[ ]

Three-year term:
Harry O. Weeks, Jr.
Robert E. Alexander
William Clyburn

One-year term:
Roy G. Lindburg

INSTRUCTION: To withhold your vote for any
individual nominee, write that nominee's name
on the line below.

2.	In their discretion, upon such other matters as may
properly come before the meeting.

The Board of Directors recommends a vote "FOR" the election of the nominees listed above.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Meeting or at any adjournment or postponement thereof and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of Annual Meeting of Shareholders, a proxy statement for the Annual Meeting of Shareholders and an Annual Report to Shareholders.

Dated:_____________ , 2005

___________________________	_______________________________
PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

_______________________________	_______________________________
SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the mailing label. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required, but each holder should sign, if possible.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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